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                                                                                                                         EXHIBIT 12
                                                  RESCARE, INC. AND SUBSIDIARIES
                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                 (IN THOUSANDS, EXCEPT RATIO DATA)




                                                                                                                         Nine-months
                                                                               Year Ended December 31                       ended
                                                              ---------------------------------------------------------   September
                                                                 1996        1997        1998        1999        2000     30, 2001
                                                              ---------   ---------   ---------   ---------   ---------   ---------
Earnings Computation:
    Earnings from continuing operations before income taxes   $  16,740   $  26,618   $  38,416   $  19,889   $  24,823   $  11,082
    Fixed charges                                                 6,211      10,604      22,074      27,764      31,166      21,989
                                                              ---------   ---------   ---------   ---------   ---------   ---------

        Total earnings                                        $  22,951   $  37,222   $  60,490   $  47,653   $  55,989   $  33,071
                                                              =========   =========   =========   =========   =========   =========


Fixed Charges Computation:
    Interest expense                                          $   3,939   $   6,600   $  15,556   $  19,925   $  23,446   $  15,588
    Interest component of rent expense                            2,272       4,004       6,518       7,839       7,720       6,401
                                                              ---------   ---------   ---------   ---------   ---------   ---------

        Total fixed charges                                   $   6,211   $  10,604   $  22,074   $  27,764   $  31,166   $  21,989
                                                              =========   =========   =========   =========   =========   =========


        Ratio of earnings to fixed charges                          3.7         3.5         2.7         1.7         1.8         1.5
                                                              =========   =========   =========   =========   =========   =========


Pro forma ratio of earnings to fixed charges (a):
Earnings Computation:
    Pro forma earnings from continuing operations before income taxes                                         $  22,931   $   7,933
    Pro forma fixed charges                                                                                      33,058      25,138
                                                                                                              ---------   ---------

        Total pro forma earnings                                                                              $  55,989   $  33,071
                                                                                                              =========   =========


Fixed Charges Computation:
    Pro forma interest expense                                                                                $  25,338   $  18,737
    Interest component of rent expense                                                                            7,720       6,401
                                                                                                              ---------   ---------

        Total pro forma fixed charges                                                                         $  33,058   $  25,138
                                                                                                              =========   =========

        Pro forma ratio of earnings to fixed charges                                                                1.7         1.3
                                                                                                              =========   =========


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